Exhibit 21(B)





                          PENNSYLVANIA ELECTRIC COMPANY
                         SUBSIDIARIES OF THE REGISTRANT





     NAME OF                                                        STATE OF
   SUBSIDIARIES                      BUSINESS                    INCORPORATION


 NINEVEH WATER                   WATER SERVICE                   PENNSYLVANIA
  COMPANY

 THE WAVERLY ELECTRIC LIGHT      ELECTRIC DISTRIBUTION           PENNSYLVANIA
  AND POWER COMPANY

 PENELEC PREFERRED               SPECIAL-PURPOSE                 DELAWARE
  CAPITAL INC.
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